Registration No. 33- ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          LEE ENTERPRISES, INCORPORATED
              ---------------------------------------------------
              (Exact Name of Registrant Specified in its Charter)

       Delaware                                              42-0823980
- ----------------------------                             -------------------
(State or Other Jurisdiction                               (IRS Employer
of Incorporation or                                      Identification No.)
Organization)

   215 N. MAIN ST., DAVENPORT, IA                        52801
- ----------------------------------------------------------------
(Address of Principal Executive Offices)                ZIP Code

               AMENDED AND RESTATED LEE ENTERPRISES, INCORPORATED
                       1977 EMPLOYEES' STOCK PURCHASE PLAN

                            (Full Title of the Plan)

                                 Larry L. Bloom
                          Vice President and Treasurer
                          Lee Enterprises, Incorporated
                               215 N. Main Street
                              Davenport, Iowa 52801
                    ----------------------------------------
                    (Name and Address of Agent for Services)

                                 (319) 383-2100
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

                              C. Dana Waterman III
                                 Lane & Waterman
                            600 Norwest Bank Building
                            220 N. Main St., Ste. 600
                            Davenport, IA 52801-1987

Approximate date of proposed commencement of sales pursuant to plan: As soon as practicable after the effective date of the registration statement.

The registration statement is 9 pages in length. The Exhibit Index is found on page 5 of the registration statement.

              As Filed with the Securities and Exchange Commission
                                On June 20, 1996

                         CALCULATION OF REGISTRATION FEE


                                      Proposed       Proposed
Title of                               Maximum        Maximum
Securities               Amount       Offering       Aggregate       Amount of
to be                    to be        Price Per      Offering      Registration
Registered             Registered1     Share2         Price             Fee
- ----------             -----------   -----------    -----------    -------------

Common Stock ........   1,400,000    $    23.25     $32,550,000    $   11,224.14
($2.00 par
value)









____________________

1 The Registration Statement also includes an indeterminable number of additional shares that may become issuable if the anti-dilution provisions of the Plan become operative.

2 Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457, on the basis of the average of the high ($23 1/2) and the low ($23) prices paid for a share of Lee Enterprises, Incorporated on June 19, 1996 as reported on the New York Stock Exchange Composite Transactions Tape. The shares are to be offered at 85% of market price.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Items 3, 4, 6, 7, 8, 9.

                  The contents of the Company's Registration Statement on Form S-8, Part II, No. 33-19725, filed on or about January 20, 1988, for its 1977 Employees' Stock Purchase Plan, shall be deemed to be incorporated by reference herein and to be made a part hereof.

Item 5.  Interest of Named Experts and Counsel.

                  The legality of the Common Stock which may be purchased under the Amended and Restated 1977 Employers' Stock Purchase Plan (the "Plan") has been passed upon by Lane & Waterman, 600 Norwest Bank Building, 220 N. Main Street, Ste. 600, Davenport, Iowa. C. D. Waterman III, a partner in said firm, is the secretary of the Company. As of June 1, 1996, attorneys in the firm of Lane & Waterman beneficially own 42,594 shares of Common Stock of the Company and 33,906 shares of Class B Common Stock of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Davenport, State of Iowa, on the 20th day of June, 1996.

Date:  June 20, 1996                       LEE ENTERPRISES, INCORPORATED




/s/ Richard D. Gottlieb                           /s/ Larry L. Bloom
- -------------------------------                   ------------------------------
Richard D. Gottlieb, President,                   Larry L. Bloom, Vice-President
Chief Executive Officer, and                      of Finance, Treasurer and
Director                                          Chief Financial Officer


                                                  /s/ G. C. Wahlig
                                                  ------------------------------
                                                  G. C. Wahlig,
                                                  Principal Accounting Officer

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                   EXHIBIT


Exhibits (listed by numbers corresponding to the Exhibit Table of Item 601 in Regulation S-K)

5.       Opinion of Lane & Waterman as to legality of         _____
         the securities being registered.

23.  (i) Consent of McGladrey & Pullen, L.L.P.                _____

    (ii) Consent of Lane & Waterman.                          _____

24.      Power of Attorney.